Exhibit 99.1

Copart, Inc.

For Immediate Release

Copart Reports Fourth Quarter Financial Results

Fairfield, Calif. (September 22, 2010) — Copart, Inc. (NASDAQ: CPRT) today reported the results for its fourth quarter and fiscal year ended July 31, 2010.

For the three months ended July 31, 2010, revenue, operating income and income from continuing operations were $190.5 million, $57.2 million and $36.2 million, respectively.  These represent increases in revenue of $6.1 million, or 3.3%; in operating income of $1.8 million, or 3.3%; and in income from continuing operations of $1.6 million, or 4.6%, from the same quarter last year.  Fully diluted earnings per share from continuing operations for the three months were $0.43 compared to $0.41 last year, an increase of 4.9%.

For the twelve months ended July 31, 2010, revenue, operating income and income from continuing operations were $772.9 million, $239.1 million and $151.6 million, respectively.  These represent increases in revenue of $29.8 million, or 4.0%; in operating income of $13.7, million, or 6.1%; and in income from continuing operations of $12.1 million, or 8.7%, from the same period last year.  Fully diluted earnings per share from continuing operations for the twelve months ended July 31, 2010 were $1.78 compared to $1.64 last year, an increase of 8.5%.

On Thursday, September 23, 2010, at 11 a.m. Eastern time, Copart will conduct a conference call to discuss the results for the quarter. The call will be webcast live at http://w.on24.com/r.htm?e=239442&s=1&k=09F03353ABE9E2E841847078E85519F5. A replay of the call will be available through October 23, 2010 by calling (888) 203-1112.  Use confirmation code #1712540.

About Copart

Copart, founded in 1982, provides vehicle sellers with a full range of remarketing services to process and sell salvage and clean title vehicles to dealers, dismantlers, rebuilders, exporters and, in some states, to end users.  Copart remarkets the vehicles through Internet sales utilizing its patented VB2 technology.  Copart sells vehicles on behalf of insurance companies, banks, finance companies, fleet operators, dealers, car dealerships, the general public and others. The Company currently operates 153 facilities in the United States, Canada and the United Kingdom. Salvage vehicles are either damaged vehicles deemed a total loss for insurance or business purposes or are recovered stolen vehicles for which an insurance settlement with the vehicle owner has already been made. For more information, or to become a member, visit www.copart.com.

Copart, Inc. ~ 4665 Business Center Drive, Fairfield, California 94534 ~ (707) 639-5000

Cautionary Note About Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws, and these forward-looking statements are subject to substantial risks and uncertainties. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected or implied by our statements and comments. For a more complete discussion of the risks that could affect our business, please review the “Management’s Discussion and Analysis” and the other risks identified in Copart’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, as filed with the Securities and Exchange Commission. We encourage investors to review these disclosures carefully. We do not undertake to update any forward-looking statement that may be made from time to time on our behalf.

Contact:            Cindy Cross, Assistant to the Chief Financial Officer

(707) 639-5427

Copart, Inc.

Consolidated Statements of Income

(in thousands, except per share data)

(Unaudited)

	Three months ended July 31,		Twelve months ended July 31,
	2010	2009	2010	2009
Net sales and revenue:
Service revenues	$158,391	$151,340	$642,134	$615,352
Vehicle sales	32,077	32,992	130,745	127,730
Total service revenues and vehicle sales	$190,468	$184,332	$772,879	$743,082
Operating costs and expenses:
Yard operations	68,465	70,505	285,271	291,991
Cost of vehicle sales	26,627	25,509	104,673	106,029
Yard depreciation and amortization	9,152	8,389	34,941	32,802
Gross margin	86,224	79,929	347,994	312,260
General and administrative	27,016	22,379	100,634	77,890
General and administrative depreciation and amortization	1,988	2,162	8,290	9,045
Total operating expenses	133,248	128,944	533,809	517,757
Operating income	57,220	55,388	239,070	225,325
Other income (expense):
Interest income (expense), net	31	(51)	(11)	1,418
Other income	436	997	436	989
Total other income	467	946	425	2,407
Income from continuing operations before income taxes	57,687	56,334	239,495	227,732
Income taxes	21,453	21,708	87,868	88,186
Income from continuing operations	36,234	34,626	151,627	139,546
Discontinued operations:
Income from discontinued operations, net of income tax effects	—	—	—	1,557
Net income	$36,234	$34,626	$151,627	$141,103
Earnings per share-basic
Income from continuing operations	$0.43	$0.41	$1.80	$1.67
Income from discontinued operations	—	—	—	0.02
Basic net income per share	$0.43	$0.41	$1.80	$1.69

Weighted average common shares outstanding	84,284	83,794	84,165	83,537

Earnings per share-diluted
Income from continuing operations	$0.43	$0.41	$1.78	$1.64
Income from discontinued operations	—	—	—	0.02
Diluted net income per share	$0.43	$0.41	$1.78	$1.66
Weighted average common shares and dilutive potential common shares outstanding	85,087	84,214	85,027	84,930

Copart, Inc.

Consolidated Balance Sheets

(in thousands)

(Unaudited)

	July 31, 2010	July 31, 2009
ASSETS

Current assets:
Cash and cash equivalents	$268,188	$162,691
Accounts receivable, net	109,061	109,248
Inventories and vehicle pooling costs	34,866	33,352
Income taxes receivable	10,958	5,426
Prepaid expenses and other assets	14,342	5,216
Total current assets	437,415	315,933
Property and equipment, net	573,514	530,886
Intangibles, net	13,016	15,212
Goodwill	175,870	166,327
Deferred income taxes	10,213	7,759
Other assets	18,784	21,915
Total assets	$1,228,812	$1,058,032

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$93,740	$82,773
Deferred revenue	10,642	13,165
Income taxes payable	1,314	5,269
Deferred income taxes	1,154	1,948
Other current liabilities	374	429
Total current liabilities	107,224	103,584
Deferred income taxes	9,748	10,997
Income taxes payable	23,369	20,266
Other liabilities	1,237	1,726
Total liabilities	141,578	136,573
Commitments and contingencies
Shareholders’ equity:
Common stock, no par value - 180,000 shares authorized; 84,363 and 83,939 shares issued and outstanding at July 31, 2010 and July 31, 2009, respectively	365,507	334,440
Accumulated other comprehensive loss	(32,741)	(27,082)
Retained earnings	754,468	614,101
Total shareholders’ equity	1,087,234	921,459
Total liabilities and shareholders’ equity	$1,228,812	$1,058,032

Copart, Inc.

Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Twelve months ended July 31,
	2010	2009
Cash flows from operating activities:
Net income	$151,627	$141,103
Adjustments to reconcile net income to net cash provided by operating activities:
Income from discontinued operations	—	(2,440)
Depreciation and amortization	43,242	41,354
Allowance for doubtful accounts	442	(174)
Deferred rent	(440)	(1,171)
Share-based compensation	17,955	9,413
Excess tax benefits from stock-based compensation	(5,643)	(4,570)
Loss on sale of property and equipment and real estate impairment	659	647
Deferred income taxes	(4,512)	(2,393)
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	2,436	982
Vehicle pooling costs	(1,210)	1,361
Inventory	(256)	(54)
Prepaid expenses and other current assets	(8,896)	1,376
Other assets	311	(6,386)
Accounts payable and accrued liabilities	8,098	(2,479)
Deferred revenue	(2,527)	(1,324)
Income taxes receivable	861	18,021
Income taxes payable	(2,740)	10,073
Net cash provided by operating activities	199,407	203,339

Cash flows from investing activities:
Principal payments from (issuance of) notes receivable	(1,300)	12,000
Purchases of property and equipment including acquisitions	(75,840)	(78,912)
Proceeds from sale of property and equipment	2,477	7,008
Purchases of assets and liabilities in connection with acquisition, net of cash acquired	(21,362)	—
Net cash used in investing activities	(96,025)	(59,904)

Cash flows from financing activities:
Proceeds from the exercise of stock options	6,285	3,119
Proceeds from the issuance of Employee Stock Purchase Plan shares	2,044	1,942
Repurchase of common stock	(12,706)	(9,769)
Excess tax benefit from share-based payment arrangements	5,643	4,570
Change in book overdraft	—	(17,502)
Net cash provided by (used in) financing activities	1,266	(17,640)

Effect of foreign currency translation	849	(2,058)

Net increase in cash and cash equivalents	105,497	123,737

Cash and cash equivalents at beginning of period	162,691	38,954
Cash and cash equivalents at end of period	$268,188	$162,691

Supplemental disclosure of cash flow information:
Interest paid	$216	$353
Income taxes paid	$93,989	$71,908